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                                                                      EXHIBIT 21




                                  SUBSIDIARIES



1.       CirTran Corporation, a Utah corporation.

2.       Racore Network, Inc., a Utah corporation.

3.       CirTran - Asia, Inc., a Utah corporation.

4.       CirTran Products Corp., a Utah corporation.

5.       CirTran Media Corp., a Utah corporation.

6.       CirTran Online Corp., a Utah corporation.

7.       CirTran Beverage Corp., a Utah corporation.





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